EXHIBIT 21.1            LIST OF SUBSIDIARIES


                                                                                NAME(S) UNDER WHICH SUBSIDIARY
                       SUBSIDIARY                   STATE / JURISDICTION            IS CONDUCTING BUSINESS
                       ----------                   --------------------            ----------------------
      Hostmark World Limited                        United Kingdom         Worldport, Hostmark World
      Hostmark U.K. Limited                         United Kingdom         Worldport, Hostmark U.K.
      Hostmark AB                                   Sweden                 Worldport, Hostmark AB
      Hostmark GmbH                                 Germany                Worldport, Hostmark GmbH
      Worldport Ireland Limited                     Ireland                Worldport Ireland Limited; Worldport
                                                                           Ireland; Worldport
      Worldport Europe Limited                      Ireland                n/a
      VIS-able America, Inc.                        Delaware               Worldport; VIS-able America, Inc.
      Ballou Internet Services, Inc.                Delaware               Worldport; Ballou Internet Services, Inc.
      VIS-able U.K., Inc.                           United Kingdom         VIS-able U.K., Inc.
      Worldport Holdings, Inc.                      Delaware               n/a
      Worldport International, Inc.                 Delaware               n/a
      Worldport Acquisitions, Inc.                  Delaware               n/a
      Worldport Acquisitions, Corp.                 Delaware               n/a
      Worldport / ICX, Inc.                         Delaware               n/a
      Worldport Distributions NV                    Netherlands            n/a
      Worldport Communications (Europe) BV          Netherlands            n/a


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